Exhibit 3.131

FILED AND CERTIFICATE OF INCORPORATION ISSUED JAN 12 1999

/s/ SECRETARY OF STATE

ARTICLES OF INCORPORATION

OF

BURLINGTON COAT FACTORY REALTY OF DES PERES, INC.

The undersigned natural person of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Missouri adopt the following Articles of Incorporation:

FIRST: The name of the corporation is:

BURLINGTON COAT FACTORY REALTY OF DES PERES, INC.

SECOND: The address of the initial registered and principal office of this corporation in this state is c/o United Corporate Services, Inc., 304 East High Street, in the City of Jefferson City, State of Missouri 65101 and the name of the registered agent at said address is United Corporate Services, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the corporation laws of the State of Missouri.

Without limiting the scope and generality of the foregoing, corporation may engage in the following activities:

To acquire and own real estate.

FOURTH: The corporation shall be authorized to issue the following shares:

Class: COMMON

Number of Shares: 1,000

Par Value: $1.00

FIFTH: The number of directors constituting the initial Board of Directors is three (3). Thereafter the number of directors is to be fixed by, or in the manner provided in, the bylaws of the corporation; any changes therein must be reported to the secretary of state within 30 days.

SIXTH: The name and address of the incorporator are as follows:

NAME: Michael A. Barr

ADDRESS: 10 Bank Street, White Plains, New York 10606

SEVENTH: The period of duration of the corporation shall be perpetual.

In Witness Whereof, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this eleventh day of January, 1999.

/s/ Michael A. Barr, Incorporator

[SEAL]

Be it remembered that on this eleventh day of January, 1999, personally came before me, a Notary Public in and for the County and State aforesaid, Michael A. Barr, party to the foregoing document, known to me personally to be such, and who, being by me first duly sworn, acknowledged the said document to be his act and deed and that the facts therein stated are true.

/s/ Maria R. Fischetti, Notary Public

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